Exhibit 3.50.3

LP 202 Submit In Duplicate ___ filing fee. ($75 Restated Certificate) See other side for acceptable forms of payment.	JIM EDGAR Secretary of State State of Illinois CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP (Illinois limited partnership)

Pursuant to the provisions of the Revised Uniform Limited Partnership Act, the undersigned limited partnership hereby amends its certificate of limited partnership.

1.	The limited partnership’s name is:	The Ponds of Pembroke Limited Partnership.		(Note 1)

2.	The limited partnership’s file number is:		C000932;

	The Federal Employer Identification Number (F.E.I.N.) is:		36-3550345.	(Note 2)

3.	The certificate of limited partnership was filed with the Secretary of State’s office on:			December 9, 1987.
(month, day, year)

4.	The certificate of limited partnership is amended as follows: (Check and complete where appropriate)
	☐			a) Admission of a new general partner (list name, business address and contributions below).
	☐			b) Withdrawal of a general partner (list name below).
	☐			c) Change of registered agent and/or registered office (list old name and address and new name and address, labeled as such, below).
	☒			d) Change in the address of the office at which the records required by Section 201 of the Act are kept (list old address and new address, labeled as such, below).
	☒			e) Change in the business addresses of general partners (list name and old address and new address, labeled as such, below).
	☐			f) Change in the partners’ total contribution amount (give old and new dollar amounts, labeled as such, below).
	☐ g) Other (restated certificate?	Yes	No	)
Specify what is being changed from the original certificate and give old and new information, as appropriate, below.

5.	Amendment: (Note 3)	Change of address of office at which the records are kept and change of business address of The
Prime Group, Inc., a general partner:

	Old Address The Prime Group, Inc. 200 W. Madison St. – Suite 1950 Chicago, IL 60606			New Address The Prime Group, Inc. 35 West Wacker Dr. – Suite 3600 Chicago, IL 60601

It additional space is needed, the amendment must be continued on a plain white 8-1/2” x 11” sheet, which must be stapled to this form.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

The original certificate of amendment must be signed by at least one general partner and all new general partners designated.

/s/ Robert J. Rudnick
	Signature			Signature

Senior Vice President of The Prime Group Inc., general partner
	Name (please print or type)			Name (please print or type)
If additional space is needed, this list must be continued in the same format on a plain white 8-1/2” x11” sheet, which must be stapled to this form. Number of additional pages: ..